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                          Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Best Buy Co., Inc. 1997 Employee Non-Qualified Stock Option Plan of our report dated March 31, 1998, with respect to the consolidated financial statements of Best Buy Co., Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended February 28, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Minneapolis, Minnesota
August 17, 1998